Exhibit 99.1

AVIS BUDGET GROUP ENTERS INTO NEW COOPERATION AGREEMENT

WITH SRS INVESTMENT MANAGEMENT

Company to Terminate Stockholder Rights Plan

PARSIPPANY, N.J., May 3, 2017 — Avis Budget Group, Inc. (NASDAQ:CAR), a leading global provider of vehicle rental services, today announced it has entered into a new cooperation agreement with SRS Investment Management, the Company’s largest stockholder for the last several years. The Company also announced that, effective May 3, 2017, it is terminating the stockholder rights plan it adopted earlier this year.

Under the terms of the new cooperation agreement, SRS has agreed to standstill and voting commitments until January 2018, and will vote all of its shares in favor of the Company’s nominees and other proposals at any meeting of the Company’s stockholders during the standstill period, subject to certain exceptions.

Brian Choi, SRS’s representative, and Sanoke Viswanathan, a mutually agreed-upon independent director, will remain on the Company’s Board of Directors. Messrs. Choi and Viswanathan joined the Board in first quarter 2016.

“We are pleased to have put in place a new cooperation agreement with SRS, with whom we have had a constructive relationship for many years,” said Ronald L. Nelson, Executive Chairman of Avis Budget Group. “The new agreement enables us to terminate the rights plan before its scheduled expiration, which we believe is in the best interests of the Company and all of its shareholders.”

Karthik Sarma, Founder and Portfolio Manager of SRS, said, “We look forward to maintaining our strong long-term relationship with Avis Budget Group under the terms of this new cooperation agreement.”

The complete agreement between SRS and Avis Budget Group, as well as the amendment to the stockholder rights plan, will be included in a Form 8-K to be filed with the Securities and Exchange Commission.

About Avis Budget Group

Avis Budget Group, Inc. (NASDAQ: CAR) is a leading global provider of vehicle rental services, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to the amended and restated cooperation agreement or the amendment to the stockholder rights plan are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2016, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts:	Media Contact Alice Pereira (973) 496-3916 PR@avisbudget.com	Investor Contact Neal Goldner (973) 496-5086 IR@avisbudget.com

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